UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2012, Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2012. The press release is attached hereto as Exhibit 99.1 and is furnished herewith, except as it relates to the portions of the press release announcing the Company’s proposed special one-time cash dividend and the authorization of the Company’s stock repurchase program, which are to be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The information contained in this Item 2.02 and in the portions of Exhibit 99.1 pertaining to the Company’s financial results shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

On August 7, 2012, the Company announced its plan to declare and pay a special one-time cash dividend in an amount between $4.80 and $5.65 per share, or between approximately $155 million and $180 million in aggregate, during the fall of 2012, subject to market and other conditions. The Company anticipates funding approximately $80 million of the special cash dividend from its existing cash balance, and approximately $75 million to $100 million from new debt financing. However, there can be no assurance that the special cash dividend will in fact be declared or paid or, if paid, that the amount of the special cash dividend will be within the aforementioned timeframe or amounts. Whether the Company will declare and pay a special dividend and, if so, the timing, amount and nature of any such dividend, is subject to the approval of the Company’s Board of Directors. Such approval will depend upon a variety of factors, several of which are beyond the Company’s control, including, but not limited to, financial results, financial condition, the availability and arrangement of debt financing on terms that are acceptable to the Company, the Company’s general review of strategic alternatives and general economic conditions.

On August 7, 2012, the Company also announced that its Board of Directors authorized the repurchase of up to $50 million of the Company’s outstanding common stock as part of a stock repurchase program. The program will expire in three years. The Company may repurchase shares through open market, negotiated or block transactions. The Company does not currently plan to repurchase any stock under the stock repurchase program. The Company intends to conduct any stock repurchase activities in compliance with the safe harbor provisions of Rule 10b-18 of the Exchange Act. The stock repurchase program will be subject to market conditions and does not obligate the Company to repurchase any dollar amount or number of shares of its common stock, and the program may be extended, modified, suspended or discontinued at any time.

A copy of the press release announcing the proposed special one-time cash dividend and the stock repurchase program is attached hereto as Exhibit 99.1 and the portions of the press release relating to the proposed special one-time cash dividend and the authorization of the stock repurchase program are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued August 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: August 7, 2012	Name: Robert M. Junkroski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued August 7, 2012.